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                                                                    Exhibit 23.2


                         [FERGUSON & COMPANY LETTERHEAD]





                                December 13, 2001


Board of Directors
Heritage Savings Bank, SSB
102 West High Street
Terrell, Texas 75160


Members of the Board of Directors:

        We hereby consent to the use of our firm's name in the FDIC Notice of Intent to Convert to Stock Form of Heritage Savings Bank, SSB, Terrell, Texas and any amendments thereto, in the Form SB-2 Registration Statement for Heritage Bancshares, Inc. and any amendments thereto and in the Application for Conversion filed with the Texas Savings and Loan Department and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal and any updates thereto, and our statement concerning subscription rights in such filings including the prospectus of Heritage Bancshares, Inc.


                                            Sincerely,
                                            FERGUSON & COMPANY

                                            /s/ Charles Herbert

                                            Charles Herbert
                                            Principal